UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

UMH Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (732) 577-9997

Not Applicable
(Former name or former address, if
changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock $.10 par value	UMH	New York Stock Exchange
8.0% Series B Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRC	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2020, UMH Properties, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with BMO Capital Markets Corp., B. Riley FBR, Inc., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC, and J.P. Morgan Securities LLC, as distribution agents (the “Distribution Agents”) under which the Company may offer and sell shares of the Company’s Common Stock, $0.10 par value per share (the “Common Stock”), having an aggregate sales price of up to $100,000,000 from time to time through the Distribution Agents, as agents or principals. Sales of the shares of Common Stock under the Distribution Agreement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the New York Stock Exchange (the “NYSE”) or on any other existing trading market for the Common Stock, as applicable, or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Distribution Agents are not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Distribution Agents and the Company.

The Company intends to use the net proceeds from sales of shares of Common Stock under the Distribution Agreement for general corporate purposes, which may include purchase of manufactured homes for sale or lease to customers, expansion of the Company’s existing communities, potential acquisitions of additional properties and possible repayment of indebtedness on a short-term basis, including amounts borrowed under the Company’s revolving credit facility.

The Distribution Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Distribution Agents against certain specified liabilities. The Company will pay each Distribution Agent a commission at a mutually agreed rate of up to 2% of the gross sale proceeds from sales of shares of Common Stock under the Distribution Agreement. The offering of Common Stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Distribution Agreement or (ii) the termination of the Distribution Agreement by the Distribution Agents or the Company in accordance with the terms of the Distribution Agreement.

The shares of Common Stock sold under the Distribution Agreement are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-238321), filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2020, and declared effective on June 1, 2020 (the “Registration Statement”), and will be sold and issued pursuant to the Company’s prospectus dated June 1, 2020 included in the Registration Statement and the related prospectus supplement, dated June 30, 2020 (the “Prospectus Supplement”). The Common Stock is described in the Company’s Registration Statement and the Prospectus Supplement.  The Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “UMH.”

The foregoing summary of the Distribution Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such agreement attached hereto.  A copy of the Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. In connection with the filing of the Distribution Agreement, the Company is filing as Exhibit 5.1 the opinion of its counsel Stroock & Stroock & Lavan LLP.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1
Equity Distribution Agreement, dated June 30, 2020 among UMH Properties, Inc. and BMO Capital Markets Corp., B. Riley FBR, Inc., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC, and J.P. Morgan Securities LLC, as distribution agents.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
Name: Anna T. Chew
Title: Vice President and Chief Financial Officer

Exhibit Index

1.1
Equity Distribution Agreement, dated June 30, 2020 among UMH Properties, Inc. and BMO Capital Markets Corp., B. Riley FBR, Inc., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC, and J.P. Morgan Securities LLC, as distribution agents.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)